Exhibit 99.2

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Transforming
Boise Cascade Corporation

July 2004

Forward-Looking Statements

This presentation contains forward-looking statements about Boise’s planned sale of assets to affiliates of Madison Dearborn Partners and the value we expect shareholders to realize from the transaction.  These forward-looking statements are subject to a number of risks and uncertainties that could cause the outcome of these events to differ materially from our expectations today.

There is no assurance the contemplated transaction will be completed at all or completed upon the same terms and conditions we have described.  The closing of the transaction is conditioned upon a number of factors, some of which are outside our control.  Our plans for the use of the transaction proceeds, debt repayment, and return of proceeds to shareholders may change based on intervening or unexpected events, changes in our debt structure, or unanticipated cash requirements.

There are also risks and uncertainties associated with the future financial performance of the company, even if the transaction is completed.  The success of the company going forward will depend on, among other things, its future debt structure, the effect of management changes, and management’s continued efforts to integrate the OfficeMax business.

There are additional factors that could cause results to differ materially from those described in the forward-looking statements found in this release.  You can read about those factors in the reports filed by Boise with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this presentation.  We undertake no obligation to update or revise any forward-looking information.

Finally, we undertake no obligation to review or confirm analyst expectations or estimates that might be derived from this presentation.

Strategic Change

•    Completes transformation of Boise

•    Separates Boise into two ongoing entities

•    Realizes significant shareholder value

Boise Cascade, L.L.C.

•	Formed by Madison Dearborn Partners

•	Purchasing virtually all forest product assets
	•	Building Solutions
	•	Paper Solutions
	•	Timberlands
	•	HQ Building
•	Purchase price: approx. $3.7 billion

•	Closing expected by mid-November

•      Legacy paper and forest products businesses

•      HQ in Boise, Idaho

•      CEO: W. Thomas Stephens

•                  Former management and employees

•                  Supporting corporate staff

OfficeMax

•      BCC becomes OMX

•                  Corporate name

•                  Brand name

•      Annualized 1H04 sales: $8.6 billion

•      OfficeMax

•                  Combined Boise Office Solutions and OfficeMax

•                  All customer segments

•                  All channels

•                  U.S., Canada, Mexico, Australia, New Zealand

•     HQ in Itasca, Illinois

•     George J. Harad, executive chairman

•     Christopher Milliken, president and CEO

Cash Proceeds

$ in billions
Approximate Amounts

Transaction value	3.725
Equity investment	(.175)
Timber notes residual	(.165)
Transaction-related uses	(.2) to (.3)
Net Cash Proceeds	3.1 to 3.2

Use of Proceeds

$ in billions
Approximate Amounts

Debt
Pension funding	.2
Accounts receivable financing	.2
Debt retirement and repurchases	1.8 to 1.9
Total Debt Repayment	2.2 to 2.3

Equity
Equity repurchases and/or cash dividends	.8 to 1.0

OfficeMax

Capital Structure

$ in billions
Approximate Amounts

	As of 6/30/04	Pro Forma 6/30/04 Including Transactions
Book Equity	2.4	2.2 -2.4

Book Debt ex BEP(1)	2.1	.2 -.3
BEP	.2	—

Book Debt to Capitalization	48%	8%-11%

(1) Does not include accounts receivable securitization of $100 million or annual lease obligations of $350 million

Other Features of Transaction

•      OMX equity investment

•      Timber installment note

•      Paper supply agreement

OfficeMax 2004 Guidance

		$ in millions

•	Same-location sales growth	4%-6%
•	Operating income	210-240
•	Operating margin	2.4-2.6%
•	Synergies	80
•	Integration and step-up costs	50
•	Capital expenditures	170-175
•	EBITDA	370-400
•	Depreciation and amortization	160

Summary

•    Completes transformation of Boise

•    Separates Boise into two ongoing entities

•    Realizes significant shareholder value

Transforming
Boise Cascade Corporation

July 2004